                                                            Exhibit - (d)(24)(i)

                               AMENDED SCHEDULE A

                                     TO THE

               AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                                     MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                                    (AS A PERCENTAGE OF AVERAGE NET ASSETS)
-------------                             ------------------------------------------------------
                                          Class A     Class B     Class C     Class I    Class Q
                                          -------     -------     -------     -------    -------
ING Convertible Fund                       1.60%       2.25%       2.25%        N/A       1.50%
Initial Term Expires October 1, 2006

ING Equity and Bond Fund                   1.60%       2.25%       2.25%        N/A       1.50%
Initial Term Expires October 1, 2006

ING LargeCap Growth Fund                   1.45%       2.10%       2.10%       1.10%      1.35%
Initial Term Expires October 1, 2006

ING LargeCap Value Fund                    1.45%       2.20%       2.20%       1.20%       N/A
Initial Term Expires October 1, 2006

ING MidCap Opportunities Fund              1.75%       2.45%       2.45%       1.45%      1.60%
Initial Term Expires October 1, 2006

ING MidCap Value Choice Fund               1.50%       2.25%       2.25%       1.25%       N/A
Initial Term Expires October 1, 2006

ING MidCap Value Fund                      1.75%       2.50%       2.50%       1.50%      1.75%
Initial Term Expires October 1, 2006

ING SmallCap Value Choice Fund             1.50%       2.25%       2.25%       1.25%       N/A
Initial Term Expires October 1, 2006

ING SmallCap Value Fund                    1.75%       2.50%       2.50%       1.50%      1.75%
Initial Term Expires October 1, 2006









                                                                              HE
                                                                           -----
                                                                              HE








* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.




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